Exhibit 10.7

SOURCE CODE ACQUISITION AGREEMENT

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THIS SOURCE CODE ACQUISITION AGREEMENT is made this [x] day of [x] 2022.

BETWEEN:

(1)	BELIVE TECHNOLOGY PTE. LTD., (Singapore UEN No. 201417743R), with its registered office at 29 Media Circle Alice@Mediapolis #09-06, Singapore 138565 (“the Vendor”);

AND

(2)	[insert name], ([insert jurisdiction] Company Registration No. [x]), with its registered office at [x] (“the Purchaser”).

(collectively, “Parties” and each, a “Party”).

WHEREAS:

(A)	The Vendor is a company incorporated in the Republic of Singapore, and is in the business of, inter alia, providing any and all services relating to livestreaming.

(B)	The Vendor is the legal and beneficial owner of various source codes that power its proprietary livestreaming technology.

(C)	The Purchaser is desirous of purchasing a source code from the Vendor (“the Source Code”), and the Vendor is desirous of selling a copy of the Source Code to the Purchaser.

(D)	Subject to the terms of this Agreement, the Purchaser and the Vendor now agree to enter into this Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

“Agreement”	:	This Source Code Acquisition Agreement;

“Business Day”	:	A day (other than Saturday, Sunday or a gazetted public holiday) on which commercial banks are open for business in the Republic of Singapore;

“Companies Act”	:	The Companies Act 1967 of Singapore, as amended, modified or supplemented from time to time;

“Completion”	:	The completion of Proposed Transaction in accordance with Clause 4;

“Completion Date”	:	Such date as the Parties may agree in writing but in any event such date being no later than the Long Stop Date;

“Confidential Information”	:	Has the meaning ascribed to it in Clause 8.1;

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“Consideration”	:	Has the meaning ascribed to it in Clause 3;

“Disclosing Party”	:	Has the meaning ascribed to it in Clause 8.1.1;

“Encumbrances”	:	Any mortgage, assignment of receivables, debenture, lien, charge, pledge, security interest, title retention, right to acquire, option, restriction on transfer and any other encumbrance or condition whatsoever and any other arrangement having substantially the same or similar economic effect over or in respect of the relevant asset, security or right or the use thereof;

“Intellectual Property”	:	means (i) all inventions, whether patentable or unpatentable (and whether or not reduced to practice), all improvements thereto, and all “Patents” including all Patents and Patent disclosures and applications, and registered design and registered design applications, together with all reissuance, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, (ii) all “Trademarks,” including registered or unregistered Trademarks, registered or unregistered service marks, and all translations, adaptations, deviations, combinations, applications, registrations and renewals in connection with any registered or unregistered Trademark or service mark, and all trade names, trade dress and logos, (iii) all “Copyrights,” meaning all registered Copyrights, Copyright applications, Copyrightable works, and unregistered Copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all Confidential Information, (vi) all computer software and software licenses (including data and related documentation), (vii) all other similar proprietary rights, and (viii) all copies and tangible embodiments of the foregoing, in whatever form or medium.

“Long Stop Date”		The date falling 3 months from the date of this Agreement, or such other date as may be agreed by the Parties in writing;

“Notice of Termination”	:	Means a notice, given by one party to the other party, stating that the first party wishes to terminate this Agreement and specifying the clause under which, and the facts which, entitle the first party to issue the notice;

“Purchaser”	:	Shall collectively refer to the Purchaser, and such other entities that are affiliated/associated/related to the Purchaser, including but not limited to subsidiaries of the Purchaser.

“Receiving Party”	:	Has the meaning ascribed to it in Clause 8.1.1;

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“Relevant Authorities”	:	All relevant government bodies and other regulatory authorities having jurisdictions or authority over the Proposed Transaction and all transactions contemplated in this Agreement, and each, the “Relevant Authority”;

“Remaining Party”	:	Has the meaning ascribed to it under Clause 7.1.2;

“Source Code”	:	Means a copy of the Source Code as provided by the Vendor to the Purchaser as at Completion

“Surviving Clauses”	:	Clauses 1 (Definitions and Interpretation), 7 (Termination), 8 (Confidentiality) 9 (Costs and Expenses), 10 (Vendor’s Maximum Aggregate Liability), 11 (General Provisions), 13 (Notices) and 15 (Governing Law and Jurisdiction) (together with the respective Schedules referred thereto, as relevant);

“Terminating Party”	:	Has the meaning ascribed to it in Clause 7.1.2;

“%”		Per centum.

1.2	In this Agreement, unless the context otherwise requires:

1.2.1	References to this Agreement include references to this Agreement and its recitals, and appendices or such other document, each of which forms part of this Agreement for all purposes, as varied, supplemented and/or replaced in any manner from time to time;

1.2.2	References to any Party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective lawful successors, assigns or transferees;

1.2.3	References to recitals, clauses, appendices and sub-divisions of them are references to the recitals and clauses of, and appendices to, this Agreement and sub-divisions of them respectively;

1.2.4	References to any enactment, subsidiary legislation or regulatory instruments shall be deemed to include references to such enactment as re-enacted, amended or extended and any subordinate legislation made from time to time under it;

1.2.5	References to a “person” include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

1.2.6	References to “subsidiary” and “related company” shall be construed in accordance with the Companies Act;

1.2.7	References to any one gender include all genders and references to the singular shall include the plural and vice versa;

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1.2.8	References to a time of day is a reference to the time in the Republic of Singapore, unless a contrary indication appears;

1.2.9	References to writing shall include any typewriting, printing, lithography, photography and any other modes of representing or reproducing words in a legible and non-transitory form and documents and information sent or supplied in electronic form are “in writing” for the purpose of this Agreement;

1.2.10	If a period of time is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day; and

1.2.11	Headings are inserted for convenience only and shall be ignored in construing this Agreement.

2.	THE PROPOSED TRANSACTION

2.1	The Parties agree that on Completion Date, the Purchaser shall acquire from the Vendor the Source Code for the Consideration (as defined in Clause 3.1).

2.2	The scope of the Source Code shall be exhaustively set out in Schedule-1.

2.3	For the avoidance of doubt, the Vendor shall be free to sell the Source Code to any other such purchasers, prospective or otherwise, without any limitation.

2.4	The Vendor’s transfer of the Source Code to the Purchaser on Completion shall constitute the Vendor’s full discharge of its obligations to perform herein. For the avoidance of any doubt, in the event that there are any subsequent updates/developments to the Source Code after Completion, Parties agree that the Purchaser shall not be entitled to any such updates/developments.

3.	CONSIDERATION

3.1	The aggregate consideration (“Consideration”) for the acquisition of the Source Code shall be the sum of S$[x] payable by the Purchaser to the Vendor.

4.	COMPLETION

4.1	Date and place

4.1.1	Completion of the Proposed Transaction shall take place on the Completion Date at such place or on such other date as may be agreed in writing between the Parties.

4.2	Obligations on completion

4.2.1	On Completion, the Parties shall procure that the obligations specified in Schedule-2 are fulfilled on, before, and/or immediately after Completion.

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4.3	Non-satisfaction of Completion Obligations

Without prejudice to any other remedies available at law, in equity, under contract or otherwise, if in any respect the provisions of Clause 4.2 are not complied with by either Party on the Completion Date, the Party not in default may elect to:

4.3.1	Terminate this Agreement (other than the Surviving Clauses) by issuing a Notice of Termination to the other Party, and neither Party shall have any claim against the other for costs, damages, compensation or otherwise by reason of such termination, without prejudice to any claim by the relevant Party arising from an antecedent breach of the terms thereof; or

4.3.2	Effect the Completion so far as practicable having regard to the defaults which have occurred (without prejudice to their rights thereunder); or

4.3.3	To fix a new date for Completion not being more than ten (10) Business Days after the agreed date for Completion, in which case the foregoing provisions of this Clause 4.3 shall apply to Completion as so deferred.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Each Party represents and warrants to the other Party that:

5.1.1	They are duly authorised and has the legal right, capacity and power to execute, sign and bind each respective Party to the terms and conditions of this Settlement Agreement;

5.1.2	Each Party is not insolvent or unable to pay its debts and has not stopped paying its debts as they fall due;

5.1.3	To the best of their knowledge, there are no other actions, suits or proceedings by or before any court or other governmental agency, pending or threatened against them which may materially and adversely affect their ability, or render them unable to perform their obligations hereunder; and

5.1.4	The Agreement is a valid and legal agreement binding on such Party and enforceable in accordance with its terms.

6.	INTELLECTUAL PROPERTY

6.1	Any and all intellectual property rights arising out of and/or in relation to the Source Code and/or the Intellectual Property shall remain wholly and absolutely with the Vendor.

7.	TERMINATION

7.1	Right of Termination

Without prejudice to any other rights of termination under this Agreement, this Agreement may be terminated at any time prior to the Completion Date:

7.1.1	By either the Purchaser or the Vendor, if any court of competent jurisdiction or any Relevant Authorities, has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated in this Agreement, or has refused to do anything necessary to permit the transactions contemplated in this Agreement, and such order, decree, ruling, other action or refusal shall have become final and non-appealable; or

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7.1.2	By either:

7.1.2.1	The Purchaser, if the Vendor is in material breach of any provision of this Agreement or has failed to perform and comply, in any material respect, with any of the representations, warranties, covenants and agreements referred to in Clause 5.1 on or prior to the Completion Date; or

7.1.2.2	The Vendor, if the Purchaser is in material breach of any provision of this Agreement or has failed to perform and comply, in any material respect, with any of the representations, warranties, covenants and agreements referred to in Clause 5.1 on or prior to the Completion Date, provided that either the Purchaser or the Vendor (as the case may be) (“Terminating Party”) has given notice to the Vendor or the Purchaser (as the case may be) (“Remaining Party”) setting out the relevant circumstances and stating an intention to terminate and, if the relevant circumstances continue to exist seven (7) calendar days from the time such notice is given, the Terminating Party may, in its absolute discretion, terminate this Agreement by a further notice in writing to the Remaining Party.

7.2	Effect of Termination

7.2.1	Without prejudice to Clause 7.2.1.2, in the event of termination of this Agreement:

7.2.1.1	Pursuant to Clauses 7.1, this Agreement shall cease to have any force and effect, and save as provided for in the Surviving Clauses (which shall survive termination), no Party shall have any claim against the others for any costs, damages, compensation or otherwise arising by reason of such termination.

7.2.1.2	In all other cases other than as set out in Clauses 7.1, this Agreement shall cease to have any force and effect, and save as provided for in the Surviving Clauses (which shall survive termination), no Party shall have any claim against the others for any costs, damages, compensation or otherwise arising by reason of such termination, save for any antecedent breach before the termination.

8.	CONFIDENTIALITY

8.1	Subject to Clause 8.2, the Purchaser and the Vendor shall both during and after the term of this Agreement:

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8.1.1	Keep confidential the terms and conditions of this Agreement and all information, whether in written or any other form, which has been disclosed to it (“Receiving Party”) by or on behalf of the Vendor or the Purchaser (as the case may be) (“Disclosing Party”) in confidence or which by its nature ought to be regarded as confidential (including without limitation, any business information in respect of the Disclosing Party which is not directly applicable or relevant to the transactions contemplated by this Agreement) (“Confidential Information”);

8.1.2	Procure that its officers, employees and representatives and those of its subsidiaries (if applicable) keep and treat as confidential all such Confidential Information and shall obtain from all such officers, employees and representatives to whom any of such Confidential Information is disclosed an undertaking in favour of the Disclosing Party to keep the same confidential; and

8.1.3	At the request of the Disclosing Party, promptly destroy all Confidential Information that the Disclosing Party has provided, and shall confirm in writing to the Disclosing Party that the same has been done.

8.2	The confidentiality obligation in Clause 8.1 shall not apply to:

8.2.1	Any information which is required to be disclosed by law, or by any stock exchange or governmental or other regulatory or supervisory body or authority having jurisdiction over the Disclosing Party, as long as the Disclosing Party consults the Receiving Party first (where reasonably practicable) on the proposed form, content, timing, nature and purpose of the disclosure;

8.2.2	Any information which becomes generally known to the public, other than by reason of any wilful or negligent act or omission of the Receiving Party or any of its officers, employees or representatives;

8.2.3	Any information which is, before the disclosure by the Disclosing Party, legally in the possession of the Receiving Party (as evidenced by written records);

8.2.4	Any information which subsequently comes into the lawful possession of the Receiving Party or its Authorised Recipient from a third party who is not in breach of any duty of confidence with regard to the information;

8.2.5	Any information which is required to be disclosed pursuant to any applicable legal requirement or legal process issued by any court or any competent government authority or rules or regulations of any relevant regulatory body including the rules promulgated by any stock exchange binding on the Receiving Party; and

8.2.6	Any information which the Receiving Party is required to disclose to a third party in order to perform its obligations under or pursuant to this Agreement.

8.3	This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may properly come into the public domain.

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9.	COSTS AND EXPENSES

9.1	Each Party shall bear all costs incurred by it in connection with the preparation, negotiation and entry into this Agreement.

10.	VENDOR’S MAXIMUM AGGREGATE LIABILITY

10.1	Notwithstanding any other provision of this Agreement, and to the maximum extent permitted under Applicable Law, in no event shall the Vendor (and/or the Vendor’s related corporations, as well as their respective employees, servants, officers, agents, directors, partners, and/or permitted assigns) be liable to the Purchaser or any other party for any losses, fines, or penalties (or other levies or charges imposed by any governmental or regulatory authority), even if informed of the possibility thereof, arising from or in connection with:

10.1.1	The instructions, directions, orders, requests, and/or guidelines of a Relevant Authority;

10.1.2	Any Relevant Authority accessing, inspecting, testing, examining, taking, removing, detaining, making copies of, taking extracts from, and/or seizing any premises, information, book, record, document, equipment, material, article, and/or product;

10.1.3	The Purchaser’s (and/or its member’s, officer’s, employee’s, subcontractor’s or agent’s) act, omission, default or failure to perform its/their obligations;

10.1.4	Losses which are of an indirect, incidental, consequential, special or exemplary nature of any kind, regardless of the cause thereof; and/or

10.1.5	Any loss of: (i) revenue; (ii) business and/or business opportunities; (iii) anticipated savings; (iv) profit; (v) data; (vi) goodwill; and/or (vii) value of any equipment.

10.2	To the extent not excluded, the Vendor’s maximum aggregate liability for all claims, suits, demands, actions or other legal proceedings in connection with this Agreement, whether based on an action or claim in contract, negligence, tort or otherwise, shall not exceed such sum equivalent to the Consideration paid by the Purchaser.

10.3	The Purchaser hereby unconditionally and irrevocably undertakes to indemnify, defend and hold harmless the Vendor (and the Vendor’s related corporations, as well as their respective employees, servants, officers, agents, directors, partners, and/or permitted assigns) from and against any and all losses which may be sustained, instituted, made or alleged against (including without limitation any claim or prospective claim in connection therewith), and which arise (whether directly or indirectly) out of or in connection with:

10.3.1	Any act or omission by the Purchaser;

10.3.2	Any breach by the Purchaser (and/or its agents, employees or contractors) of its/their representations, warranties, undertakings or obligations, regardless whether in connection with this Agreement or otherwise;

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10.3.3	Any contravention of any applicable laws by the Purchaser, whether arising on account of the actions of the Purchaser, its agents, employees or contractors or otherwise howsoever; and/or

10.3.4	Any claim(s) arising from the Purchaser’s activities under this Agreement.

11.	GENERAL PROVISIONS

11.1	All provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding completion of the Proposed Transaction except in respect of those matters already performed. This Agreement shall be binding on and shall inure for the benefit of each Party’s successors and assigns.

11.2	No amendment, supplement, deletion or replacement of this Agreement (or of any of the documents referred to in this Agreement) howsoever effected, shall be valid unless it is in writing and signed by or on behalf of each of the Parties to it. Unless expressly agreed, no amendment or supplement to this Agreement shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of amendment or supplement, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so amended or supplemented.

11.3	All rights and obligations under this Agreement are personal to the Parties and neither the Purchaser nor any of the Vendor shall (nor shall it purport to) assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of all the Vendor (in the case of the Purchaser wishing to deal) or the Purchaser and the other Vendor (in the case of any of the Vendor wishing to deal).

11.4	If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement, which shall continue in full force and effect.

11.5	No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate to be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

11.6	Time shall be of the essence of this Agreement, both as regards any time, date or period originally fixed or any time, date or period which may be extended by agreement between the Purchaser and the Vendor.

11.7	The rights and remedies of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.

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11.8	It is the intention of the Parties that a person who is not a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 2001 to enforce any of its terms.

11.9	This Agreement constitutes the entire agreement and understanding between the Parties relating to the subject matter of this Agreement and supersedes all previous correspondence, agreements and documents entered into or agreed between the parties in relation to such subject matter.

12.	FURTHER ASSURANCE

12.1	The Parties agree to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as the other Parties may reasonably require, whether on or after Completion, to implement and/or give effect to this Agreement and the transactions contemplated thereunder for the purpose of vesting in each Party the full benefit of the assets, rights and benefits to be transferred under this Agreement.

13.	NOTICES

13.1	Any notice or other communication to be given by the Purchaser to the Vendor (and the converse) under or in connection with this Agreement shall be in writing. It shall be served by sending it by fax to the number as set out in Clause 13.1 or by electronic mail to the addresses set out in Clause 13.2 below or by delivering it by hand or sending it by pre-paid post, to the address set out in Clause 13.2 below (or as otherwise notified from time to time in accordance with the provisions of Clause 13.3 below). A notice so served by hand, electronic mail or post shall be deemed to have been given:

13.1.1	In the case of delivery by hand, when delivered;

13.1.2	In the case of electronic mail, at the time such communication is sent (unless an automated non-delivery notification has been received by the sender); and

13.1.3	In the case of post, on the second (2nd) Business Day after the date of posting (if sent by local mail) and on the seventh (7th) Business Day after the date of posting (if sent by air mail),

provided that in each case where delivery by hand or by electronic mail occurs after 6 pm on a Business Day or on a day which is not a Business Day, a service shall be deemed to occur at 9 am on the next following Business Day.

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13.2	The addresses and fax numbers of the Parties for the purpose of Clause 13.1 are as follows:

The Purchaser

Address	: [insert details]
Electronic mail	: [insert details]
Attention	: [insert details]

The Vendor

Address	: [insert details]
Electronic mail	: [insert details]
Attention	: [insert details]

13.3	Each Party may notify the others of a change to its name, relevant address, electronic mail address or fax number for the purposes of this Clause 13, provided that, such notice shall only be effective on:

13.3.1	The date specified in the notice as the date on which the change is to take place; or

13.3.2	If no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument.

15.	GOVERNING LAW AND JURISDICTION

15.1	This Agreement shall be governed by, and interpreted in accordance with, the laws of Singapore.

15.2	Any dispute, controversy or claim arising out of or in connection with this Agreement shall be referred to the Courts of Singapore. Parties agree to submit to the exclusive jurisdiction of the Courts of Singapore.

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SCHEDULE-1

THE SOURCE CODE

[insert the exhaustive scope of the Source Code]

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SCHEDULE-2

COMPLETION OBLIGATIONS

1.	Vendor’s Obligations

1.1	General

On the Completion Date, the Vendor shall, in accordance with Clause 4 of this Agreement, deliver or make available to the Purchaser the Source Code in a manner in writing as agreed upon in writing between the Vendor and Purchaser.

2.	Purchaser’s Obligations

2.1	On the Completion Date, the Purchaser shall transfer the entirety of the Consideration to the Vendor for the purchase of the Source Code in cleared funds.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by where applicable, by their duly authorised representatives on the day and year first above written.

THE PURCHASER		WITNESSED

By:		By:

Name:	[insert details]	Name:	[insert details]
Designation:	[insert details]	Identity No:	[insert details]
For and on behalf of

BELIVE TECHNOLOGY PTE. LTD.

Date:	[insert details]

THE VENDOR		WITNESSED

By:		By:

Name:	[insert details]	Name:	[insert details]
Designation:	[insert details]	Identity No:	[insert details]
For and on behalf of
[x]
Date:	[insert details]